UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2013

PROSPECT GLOBAL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35590	26-3024783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1401 17th Street
Suite 1550
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 990-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On May 22, 2013, we filed a prospectus supplement related to our previously announced rights offering and launched the rights offering.  We have determined to extend the expiration date and time of the rights offering to 5:00 p.m., New York City time, on June 17, 2013.  The rights offering was originally scheduled to expire on June 6, 2013, and was subsequently extended first to June 10, 2013 and then to June 12, 2013.

The rights offering is conducted via an existing effective shelf registration statement. The prospectus supplement relating to the offering was filed with the SEC on May 22, 2013. Copies of the prospectus supplement and the accompanying prospectus may be obtained for free by searching the SEC online database (EDGAR) on the SEC website at www.sec.gov or from the Company at 1401 17th Street, Suite 1550, Denver, CO 80202, Attention: Gregory M. Dangler.

The foregoing does not constitute an offer to sell, or the solicitation of an offer to buy, any securities by the Company which offer can only be made pursuant to a registration statement filed pursuant to the Securities Act and declared effective by the Securities and Exchange Commission and in compliance with all other applicable securities laws and stock exchange rules and regulations.

On June 13, 2013 we issued a press release in connection with the rights offering that is attached as exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Identification of Exhibits
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

	By:	/s/ Gregory M. Dangler
Date: June 13, 2013		Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Identification of Exhibits
99.1	Press Release